UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 30, 2018

PennyMac Financial Services, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-35916	80-0882793
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3043 Townsgate Road, Westlake Village, California	91361
(Address of principal executive offices)	(Zip Code)

(818) 224-7442

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☒  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01    Entry into a Material Definitive Agreement.

Master Repurchase Agreement with Deutsche Bank AG, Cayman Islands Branch

On July 30, 2018, PennyMac Financial Services, Inc. (the “Company”), through its indirect controlled subsidiary, PennyMac Loan Services, LLC (“PLS”), executed a Temporary Increase Letter (the “DB Temporary Increase”) in connection with that certain Master Repurchase Agreement, dated as of August 21, 2017, by and among Deutsche Bank AG, Cayman Islands Branch (“Deutsche Bank”) and PLS (the “Repurchase Agreement”), pursuant to which PLS may sell to Deutsche Bank, and later repurchase, newly originated mortgage loans in an aggregate principal amount of up to $750 million. The Repurchase Agreement is set to expire on August 21, 2019, unless terminated earlier in accordance with its terms. The obligations of PLS under the Repurchase Agreement are fully guaranteed by Private National Mortgage Acceptance Company, LLC (“PNMAC”), which is the parent company of PLS and a controlled subsidiary of the Company.

Pursuant to the terms of the DB Temporary Increase, the maximum aggregate principal amount provided for thereunder was temporarily increased to $950 million. The period for the DB Temporary Increase commenced on July 30, 2018 and will expire on September 28, 2018. Upon the expiration of the DB Temporary Increase, the maximum aggregate principal amount will revert back to $750 million. All other terms and conditions of the Repurchase Agreement and the related guaranty remain the same in all material respects. The Company, through PLS, is required to pay Deutsche Bank certain administrative costs and expenses in connection with the structuring of the DB Temporary Increase.

The foregoing descriptions of the Repurchase Agreement and the related guaranty by PNMAC do not purport to be complete and are qualified in their entirety by reference to (i) the descriptions of the Repurchase Agreement and the related guaranty in the Company’s Current Report on Form 8-K as filed on August 24, 2017; (ii) the full text of the Repurchase Agreement and the related guaranty attached thereto as Exhibits 10.1 and 10.2, respectively; and (iii) any amendments to the Repurchase Agreement filed thereafter.

Mortgage Loan Participation Purchase and Sale Agreement with Bank of America, N.A.

On July 30, 2018, the Company, through PLS and PNMAC, executed a Temporary Increase Letter (the “BANA Temporary Increase”) in connection with that certain Mortgage Loan Participation Purchase and Sale Agreement, dated August 13, 2014, by and among Bank of America, N.A. (“BANA”), on the one hand, and PLS, as seller, and PNMAC, as guarantor, on the other hand (the “BANA Participation Agreement”), pursuant to which PLS may sell to BANA up to $550 million in participation certificates, each representing an undivided beneficial ownership interest in a pool of mortgage loans that have been pooled with Fannie Mae, Freddie Mac or Ginnie Mae and are pending securitization. In connection with its sale of any participation certificate, PLS also assigns to BANA a take-out commitment, which evidences PLS’ right to sell to a third-party investor the security backed by the mortgage loans underlying the related participation certificate. The BANA Participation Agreement is set to expire on July 1, 2019, unless terminated earlier in accordance with its terms. The obligations of PLS under the BANA Participation Agreement are fully guaranteed by PNMAC and the mortgage loans are serviced by PLS.

Pursuant to the terms of the BANA Temporary Increase, the aggregate transaction limit of purchase prices for participation certificates owned by BANA provided for thereunder was temporarily increased to $750 million. The period for the BANA Temporary Increase commenced on July 30, 2018 and will expire on September 15, 2018. Upon the expiration of the BANA Temporary Increase, the aggregate transaction limit of purchase prices will be revert back to $550 million. All other terms and conditions of the BANA Participation Agreement remain the same in all material respects. The Company, through PLS, is required to pay BANA certain administrative costs and expenses in connection with the structuring of the BANA Temporary Increase.

The foregoing descriptions of the BANA Participation Agreement and the related guaranty by PNMAC do not purport to be complete and are qualified in their entirety by reference to (i) the descriptions of the BANA Participation Agreement and the related guaranty in Item 5 of the Company’s Quarterly Report on Form 10-Q as filed on August 14, 2014; (ii) the full text of the BANA Participation Agreement and the related guaranty attached thereto as Exhibits 10.72 and 10.73, respectively; and (iii) the full text of any amendments to the BANA Participation Agreement filed thereafter with the SEC.

Item 2.02    Results of Operations and Financial Condition.

On August 2, 2018, the Company issued a press release announcing its financial results for the fiscal quarter ended June 30, 2018.  A copy of the press release and the slide presentation used in connection with the Company’s recorded presentation of financial results were made available on August 2, 2018 and are furnished as Exhibit 99.1 and Exhibit 99.2, respectively.

The information in Item 2.02 of this Current Report on Form 8-K, including the exhibits hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liabilities of Section 18, nor shall it be deemed incorporated by reference into any disclosure document relating to the Company, except to the extent, if any, expressly set forth by specific reference in such filing.

Item 2.03    Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 of this Current Report on Form 8-K is incorporated herein by reference.

Item 8.01 Other Events.

On August 2, 2018, the Company’s board of directors declared a special, one-time cash dividend of $0.40 per share of the Company’s Class A common stock to holders of record of Class A common stock as of August 13, 2018 that is to be distributed on or about August 30, 2018.

Item 9.01    Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description

99.1	Press Release, dated August 2, 2018, issued by PennyMac Financial Services, Inc. pertaining to its financial results for the fiscal quarter ended June 30, 2018.
99.2	Slide Presentation for use beginning on August 2, 2018 in connection with a recorded presentation of financial results for the fiscal quarter ended June 30, 2018.

Forward-Looking Statements

This Form 8-K contains forward-looking statements.  The Company has identified some of these forward-looking statements with words such as “anticipates,” “believes,” “expects,” “estimates,” “is likely,” “predicts,” “projects,” “forecasts,” “objectives,” “may,” “will,” “should,” “plans” and “intends” and the negative of these words or other comparable terminology. These forward-looking statements include statements relating to status of a proposal to reorganize (the “Reorganization”) under a new holding company (“New PennyMac Financial Services, Inc.” or “New PennyMac”).  In addition, the Company may from time to time make forward-looking statements in its annual report, quarterly reports and other filings with the SEC, news releases and other written and oral communications.  These forward-looking statements are based on the Company’s expectations and assumptions, as of the date such statements are made, regarding its future operating performance and financial condition, including the Reorganization, the future financial and operating performance of each party to the Reorganization, strategic and competitive advantages of each such party, the leadership of each such party, and future opportunities for each such party, as well as the economy and other future events or circumstances.  The Company’s expectations and assumptions include, without limitation, risks and uncertainties associated with the following: the possibility that the Reorganization will not be consummated within the anticipated time period or at all, including as the result of the failure to obtain stockholder approval of the Reorganization; the potential for disruption to the Company’s business in connection with the Reorganization; the potential that the Company does not realize all of the expected benefits of the proposed Reorganization.  Various risks and uncertainties may cause actual results to differ materially from those stated, projected or implied by any forward looking statements, including, without limitation, risks and uncertainties affecting the Company that are described in its most recent Form 10-K (including in Item 1A. Risk Factors) filed with the SEC on March 9, 2018, which is available on the Company’s website at ir.pennymacfinancial.com/Docs or on the SEC’s website at www.sec.gov.  The Company believes its expectations and assumptions are reasonable, but there can be no assurance that the expectations reflected herein will be achieved. Unless legally required, the Company undertakes no obligation to update any forward-looking statements made herein.

Non-solicitation

A Form S-4 relating to the shares of common stock of New PennyMac will be filed with the SEC but has not yet become effective. These securities may not be sold nor may offers to buy these securities be accepted before the time the Form S-4 becomes effective. This Form 8-K will not constitute an offer to sell or a solicitation of an offer to buy shares of common stock of New PennyMac, and will not constitute an offer, solicitation or sale in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of that jurisdiction.

Additional Information and Where to Find It

In connection with the Reorganization, New PennyMac will file the Form S-4 with the SEC, which has not yet become effective, that includes the Company’s proxy statement that also constitutes a prospectus of New PennyMac.  INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS, AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY CONTAIN, OR WILL CONTAIN, IMPORTANT INFORMATION ABOUT THE COMPANY, NEW PENNYMAC AND THE REORGANIZATION. A definitive proxy statement will be sent to the Company’s stockholders seeking approval of the Reorganization after the Form S-4 is declared effective. The proxy statement/prospectus and other documents relating to the Reorganization may be obtained free of charge from the SEC’s website at www.sec.gov.

Participants in Solicitation

This communication is not a solicitation of a proxy from any investor or stockholder. However, the Company, New PennyMac and certain of their directors and executive officers may be deemed to be participants in the solicitation of proxies in connection with the Reorganization under the rules of the SEC. Information regarding the Company’s directors and executive officers may be found in its definitive proxy statement relating to its 2018 Annual Meeting of Stockholders filed with the SEC on April 17, 2018 and in the proxy statement/prospectus included in the Form S-4.  Information regarding New PennyMac’s directors and executive officers may be found in the proxy statement/prospectus included in the Form S-4. These documents may be obtained free of charge from the SEC’s website at www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PENNYMAC FINANCIAL SERVICES, INC.

Dated: August 2, 2018	/s/ Andrew S. Chang
Andrew S. Chang
Senior Managing Director and Chief Financial Officer